UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: May 13, 2015
 (Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

Logitech International S.A. Apples, Switzerland c/o Logitech Inc. 7700 Gateway Boulevard Newark, California 94560 (Address of principal executive offices and zip code)

(510) 795-8500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events
On May 13, 2015, Logitech International S.A. (“Logitech” or the “Company”) announced that, based on a third party valuation report, it expects to take a non-cash, non-tax-deductible impairment charge to goodwill resulting from the acquisition of its Lifesize operating unit. The charge is expected to be in a range of $100 million to $123 million in the fourth quarter of the Company’s fiscal year ended March 31, 2015. The charge is still subject to further review by the Company and its independent auditors, including the routine review of subsequent events, prior to the filing of its Annual Report on Form 10-K for the fiscal year ended March 31, 2015.
On May 13, 2015, the Company issued a press release regarding the matters described above. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01    Financial Statements and Exhibits

Exhibit No.     Description

99.1    Press release issued by Logitech International S.A. on May 13, 2015.

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Vincent Pilette

Vincent Pilette
Chief Financial Officer

May 13, 2015

EXHIBIT INDEX

99.1                      Press release issued by Logitech International S.A. on May 13, 2015.